EX-23.1
                      Consent of Michael Johnson & Co., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237




Securities and Exchange Commision
450 5th Street, N.W.
Washington, D.C. 20549

Re: World Envirotech, Inc.
    Commission File # 000-33031

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of World Envirotech Inc. dated February 6, 2002.


                                        Michael Johnson & Co., LLC



                                        /s/ Michael Johnson & Co., LLC
                                        -----------------------------------

Denver, Colorado
February 6, 2002